UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

AVALO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37590	45-0705648
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1500 Liberty Ridge Drive, Suite 321

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(410) 522-8707

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

	Trade	Name of each exchange
Title of each class	Symbol(s)	on which registered
Common Stock, $0.001 par value per share	AVTX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 5, 2026, Avalo Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Leerink Partners LLC, TD Securities (USA) LLC and BofA Securities, Inc., as representatives of the underwriters listed in Schedule A thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell an aggregate of (a) 19,730,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”), at a price to the public of $17.75 per Share, and (b) pre-funded warrants to purchase up to 1,400,000 shares of Common Stock (the “Pre-Funded Warrants”), at a price to the public of $17.749 per Pre-Funded Warrant, which represents the per share public offering price for the Shares less the $0.001 per share exercise price for each such Pre-Funded Warrant (the “Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, for a period of 30 days after the date of the Prospectus Supplement (as defined below), to purchase up to an additional 3,169,500 shares of Common Stock (the “Option Shares”) at the public offering price, less underwriting discounts and commissions, which the Underwriters exercised in full on May 6, 2026. As of May 4, 2026, the Company had 29,326,347 shares of Common Stock outstanding.

The Company estimates that the net proceeds from the Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $405.0 million. The Company also may receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants. The Company intends to use the net proceeds from the Offering, together with its existing cash, cash equivalents and short-term investments to advance the clinical development of abdakibart, including through its Phase 3 topline data release, and for working capital and other general corporate purposes. The Company expects the Offering to close on May 7, 2026, subject to the satisfaction of customary closing conditions.

Each Pre-Funded Warrant will be exercisable for one share of Common Stock at an exercise price of $0.001 per share, or alternatively, at the election of each holder, shares of Common Stock may be issued through a cashless exercise, with the net number of shares of Common Stock determined according to the formula set forth in each Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after the date of issuance. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised. A holder (together with its affiliates as defined in the Pre-Funded Warrant) may not exercise any portion of the Pre-Funded Warrants if immediately after exercise, the holder (together with its affiliates), would beneficially own in excess of 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Ownership Limit”). Purchasers of the Pre-Funded Warrants will elect to set the initial Ownership Limit at either 4.99% or 9.99% prior to the closing of the Offering. Upon at least 61 days’ prior notice from the holder to the Company, the holder may decrease or increase the Ownership Limit up to 19.99%.

The Company made certain customary representations, warranties and covenants concerning the Company, the registration statement and the Prospectus Supplement (as defined below) in the Underwriting Agreement and also agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made pursuant to a prospectus supplement, dated May 5, 2026 (the “Prospectus Supplement”), filed with the Securities and Exchange Commission (“SEC”) on May 6, 2026 and an accompanying base prospectus that forms a part of the registration statement on Form S-3 (File No. 333-292614), filed with the SEC on January 8, 2026, which was declared effective on January 20, 2026. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares, or the Option Shares or the Pre-Funded Warrants.

The foregoing descriptions of the Underwriting Agreement and the terms of the Pre-Funded Warrants do not purport to be complete descriptions of the rights and obligations of the parties thereunder, and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the form of Pre-Funded Warrant that are filed as Exhibits 1.1 and 4.1 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. A copy of the opinion of Goodwin Procter LLP, relating to the validity of the Shares, the Option Shares and the Pre-Funded Warrants in connection with the Offering, is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

In connection with the Offering, the Company filed the Prospectus Supplement with the SEC, which contains certain information regarding the Company’s results of operations or financial condition for the quarter ended March 31, 2026, as set forth below.

As of March 31, 2026, the Company estimates that it had cash, cash equivalents and short-term investments of approximately $82.0 million. This financial data as of March 31, 2026 is preliminary and may change and is based on information available to management as of the date of the Prospectus Supplement and is subject to completion by management of our financial statements as of and for the three months ended March 31, 2026. There can be no assurance that the Company’s final cash position as of March 31, 2026 will not differ from these estimates, including as a result of review adjustments and any such changes could be material. This preliminary estimate has been prepared by, and is the responsibility of, the Company’s management and is based on a number of assumptions. The Company’s independent registered public accountants have not audited, reviewed, compiled or performed any procedures with respect to such preliminary financial data as of and for the three months ended March 31, 2026 and accordingly do not express an opinion or any other form of assurance with respect to this preliminary amount. These results could change as a result of further review. Complete results will be included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026.

Based on its current plans, the Company believes its existing cash, cash equivalents and short-term investments, together with the net proceeds from the Offering, will be sufficient to fund its operations into 2029. The Company has based this estimate on assumptions that may prove to be wrong, and could use its available capital resources sooner than it expects.

The information under Item 2.02 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01.	Regulation FD Disclosure.

The information set forth in Item 2.02 under the section titled “Results of Operations and Financial Condition” of this Current Report on Form 8-K is incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve estimates, assumptions, risks and uncertainties. Forward-looking statements include, but are not limited to, statements related to the amount of proceeds expected from the Offering, the timing and certainty of completion of the Offering and expected cash runway into 2029. The risks and uncertainties relating to the Company and the Offering include general market conditions, the Company’s ability to complete the Offering on favorable terms, or at all, as well as other risks detailed from time to time in the Company’s filings with the SEC, including in its Annual Report on Form 10-K for the year ended December 31, 2025 and in its subsequent periodic filings with the SEC and the Prospectus Supplement. These documents contain important factors that could cause actual results to differ from current expectations and from the forward-looking statements contained in this Current Report on Form 8-K. These forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated May 5, 2026, by and among Avalo Therapeutics, Inc. and Leerink Partners LLC, TD Securities (USA) LLC, and BofA Securities, Inc.
4.1	Form of Pre-Funded Warrant.
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Avalo Therapeutics,Inc.

Date: May 6, 2026	By:	/s/ Christopher Sullivan
Christopher Sullivan
Chief Financial Officer